    As filed with the Securities and Exchange Commission on April 22, 1999
                                           Registration No. 333-____________
_______________________________________________________________________________
                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              TREX COMPANY, INC.
            (Exact name of registrant as specified in its charter)

         Delaware                                          54-1910453
         --------                                          ----------
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

20 SOUTH CAMERON STREET
 WINCHESTER, VIRGINIA                                         22601
 --------------------                                         -----
(Address of Principal Executive Offices)                   (Zip Code)

             TREX COMPANY, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN
            TREX COMPANY, INC. 1999 STOCK OPTION AND INCENTIVE PLAN
            -------------------------------------------------------
                           (Full title of the plans)

                              ANTHONY J. CAVANNA
             EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                              TREX COMPANY, INC.
                            20 SOUTH CAMERON STREET
                          WINCHESTER, VIRGINIA 22601
                                (540) 678-4070
                                --------------
           (Name, address and telephone number of agent for service)

                                   Copy to:
                           RICHARD J. PARRINO, ESQ.
                            HOGAN & HARTSON L.L.P.
                          555 THIRTEENTH STREET, N.W.
                            WASHINGTON, D.C.  20004
                                (202) 637-5600

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                    Proposed                 Proposed
    Title of securities       Amount to be       maximum offering        maximum aggregate          Amount of
     to be registered        registered (1)       price per share         offering price         registration fee
--------------------------------------------------------------------------------------------------------------------
COMMON STOCK,
PAR VALUE $.01                 300,000 (2)           $13.875 (4)              $ 4,162,500  (4)          $1,157.18
--------------------------------------------------------------------------------------------------------------------
Common Stock,
PAR VALUE $.01                 500,000 (3)           $13.875 (4)              $ 6,937,500  (4)          $1,928.62
--------------------------------------------------------------------------------------------------------------------
Total                          800,000                                       $ 11,100,000  (4)          $3,085.80
====================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement covers, in addition to the number of shares of Common Stock shown above, an indeterminate number of shares of Common Stock which, by reason of certain events specified in each plan, may become subject to such plans.
(2) Represents shares of Common Stock issuable pursuant to the Trex Company, Inc. 1999 Employee Stock Purchase Plan.
(3) Represents shares of Common Stock issuable pursuant to the Trex Company, Inc. 1999 Stock Option and Incentive Plan.
(4) Estimated pursuant to Rule 457(h) under the Securities Act solely for purposes of calculating the amount of the registration fee.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Item 1.   Plan Information.*

     Item 2.   Registrant Information And Employee Plan Annual Information.*

     * The documents containing the information specified in Part I will be sent or given to employees participating in the Trex Company, Inc. 1999 Employee Stock Purchase Plan and the Trex Company, Inc. 1999 Stock Option and Incentive Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. According to the Note to Part I of Form S-8, such documents will not be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.   Incorporation Of Documents By Reference.

     The following documents which have been filed by Trex Company, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "SEC") are hereby incorporated into this registration statement by reference:

     (a) the Company's Prospectus dated April 8, 1999, which forms a part of the Company's Registration Statement on Form S-1 (File No. 333-63287), as amended as of April 8, 1999; and

     (b) the description of the Common Stock which is contained in the Registrant's Registration Statement on Form 8-A filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on November 25, 1998, as amended as of March 24, 1999, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

     In addition, any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or any other subsequently filed document which also is or is deemed to be incorporated into this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable. The Common Stock is registered under Section 12 of the Exchange Act.

     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Delaware General Corporation Law. Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     Section 145(b) of the Delaware General Corporation Law states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection therewith.

     Section 145(d) of the Delaware General Corporation Law states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

     Section 145(f) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

     Section 145(j) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to,
Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Certificate of Incorporation. Article XI of the Company's Restated Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, the Company's directors will not be personally liable to the registrant or its stockholders for monetary damages resulting from a breach of their fiduciary duties as directors. However, nothing contained in such Article XI will eliminate or limit the liability of directors (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

     By-Laws. The Amended and Restated By-Laws of the Company provide for the indemnification of the officers and directors of the Company to the fullest extent permitted by the Delaware General Corporation Law. Article XII of such By-Laws provides that each person who was or is made a party to (or is threatened to be made a party to) any civil or criminal action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law against all expenses, liability and loss (including, without limitation, attorneys' fees) incurred by such person in connection therewith, if such person acted in good faith and in a manner such person reasonably believed to be or not opposed to the best interests of the Company and had no reason to believe that such person's conduct was illegal.

     Insurance. The directors and officers of the Company are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company.

     ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

     ITEM 8.   EXHIBITS.

       Exhibit No.                      DESCRIPTION OF EXHIBIT
       -----------                      ----------------------

          *4.1           Trex Company, Inc. 1999 Employee Stock Purchase Plan.

          *4.2           Trex Company, Inc. 1999 Stock Option and Incentive
                         Plan.

          *4.3 Form of Trex Company, Inc. 1999 Stock Option and Incentive Plan Non-Incentive Stock Option Agreement.

          *4.4 Description of the Registrant's Common Stock which is contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission pursuant to the Exchange Act, on November 25, 1998, as amended on March 24, 1999, including any amendments or reports filed for the purpose of updating such description and incorporated herein by reference.

          *5.1 Opinion of Hogan & Hartson L.L.P. with respect to the legality of the Common Stock registered hereby.

          *23.1          Consent of Ernst & Young LLP, independent accountants.

          *23.2          Consent of Hogan & Hartson L.L.P. (contained in Exhibit
                         5.1)

          *24.1 Power of Attorney (included on the signature page to this registration statement).

          ______________________
          *  Filed herewith.

     ITEM 9.   UNDERTAKINGS.

     (a)  The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winchester, Commonwealth of Virginia, on the 22nd day of April, 1999.

                                   TREX COMPANY, INC.



                                   By:   /s/ Robert G. Matheny
                                         ---------------------
                                         Robert G. Matheny
                                         President
                                         (Duly Authorized Officer)


                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert G. Matheny and Anthony J. Cavanna, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                Signature                                     Title                               Date
                ---------                                     -----                               ----
         /s/ Robert G. Matheny               President (Principal Executive Officer),        April 22, 1999
------------------------------------------
             Robert G. Matheny                               Director


       /s/ Anthony J. Cavanna                   Chief Financial Officer (Principal           April 22, 1999
------------------------------------------
           Anthony J. Cavanna                   Financial and Accounting Officer),
                                                            Director


         /s/ Andrew U. Ferrari                               Director                        April 22, 1999
------------------------------------------
             Andrew U. Ferrari


      /s/ Roger A. Wittenberg                                Director                        April 22, 1999
------------------------------------------
          Roger A. Wittenberg


     /s/ William H. Martin, III                              Director                        April 22, 1999
------------------------------------------
         William H. Martin, III


      /s/  William F. Andrews                                Director                        April 22, 1999
------------------------------------------
           William F. Andrews

                                 EXHIBIT INDEX


EXHIBIT NO.                      DESCRIPTION OF EXHIBIT
-----------                      ----------------------

 *4.1               Trex Company, Inc. 1999 Employee Stock Purchase Plan.

 *4.2               Trex Company, Inc. 1999 Stock Option and Incentive Plan.

 *4.3 Form of Trex Company, Inc. 1999 Stock Option and Incentive Plan Non-Incentive Stock Option Agreement.

 *4.4 Description of the Registrant's Common Stock which is contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission pursuant to the Exchange Act, on November 25, 1998, as amended on March 24, 1999, including any amendments or reports filed for the purpose of updating such description and incorporated herein by reference.

 *5.1 Opinion of Hogan & Hartson L.L.P. with respect to the legality of the Common Stock registered hereby.

 *23.1              Consent of Ernst & Young LLP, independent accountants.

 *23.2              Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5.1)

 *24.1 Power of Attorney (included on the signature page to this Registration Statement).

 ________________________
 * Filed herewith.